                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 VARI-LITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 10:00 a.m. local time, on Friday, February 26, 1999, at the Company's offices at 201 Regal Row, Dallas, Texas 75247. A Notice of Annual Meeting, Proxy Statement and form of proxy card are enclosed. A copy of the Company's 1998 Annual Report is also enclosed. At this meeting you will be asked to:

    (i) Elect two Class II directors to serve until the annual meeting of stockholders to be held in 2002; and

    (ii) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    It is important that your shares be represented at the meeting. Whether or not you expect to attend the meeting in person, however, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience.

                                          Very truly yours,

                                          /S/ H.R. BRUTSCHE III
                                          H.R. BRUTSCHE III
                                          CHAIRMAN OF THE BOARD

Dallas, Texas
January 19, 1999

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 26, 1999

                             ---------------------

    The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 201 Regal Row, Dallas, Texas 75247, on Friday, February 26, 1999 at 10:00 a.m. local time, for the following purposes:

    1. To elect two Class II directors to serve until the annual meeting of stockholders to be held in 2002; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on January 12, 1999 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder and at least 10 days prior to the meeting at the office of the Secretary of the Company at the address listed above.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person.

                                          By Order of the Board of Directors

                                          /S/ MICHAEL P. HERMAN
                                          Michael P. Herman
                                          SECRETARY

Dallas, Texas
January 19, 1999

                         VARI-LITE INTERNATIONAL, INC.
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 26, 1999

                             ---------------------

    This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 26, 1999 (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder may revoke a proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person. Your attendance at the meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy card form are first being sent to stockholders on or about January 19, 1999.

                         ACTION TO BE TAKEN AT MEETING

    The shares represented by proxy cards will be voted according to the instructions indicated therein when stockholders have appropriately specified how their shares represented thereby should be voted. Unless the stockholder otherwise specifies therein, the shares represented by his proxy card will be voted (i) FOR the election as Class II directors of the nominees listed under "Election of Directors" and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

                           OUTSTANDING CAPITAL STOCK

    The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 12, 1999. At the close of business on that date the Company had 7,800,003 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

    The following table sets forth, as of January 12, 1999, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers for services rendered for the fiscal year ended September 30, 1998 (collectively, the "Named Executive Officers"), and (4) all current directors and executive officers as a group:

                                                                                         BENEFICIAL OWNERSHIP(1)
                                                                                     --------------------------------
NAME OF BENEFICIAL OWNER                                                             NUMBER OF SHARES    PERCENTAGE
-----------------------------------------------------------------------------------  -----------------  -------------
H. R. Brutsche III(2)..............................................................         727,379            9.3%
James H. Clark, Jr.(3)(4)..........................................................         617,368            7.9%
John D. Maxson(3)(5)...............................................................         703,240            9.0%
C. Vincent Prothro(6)..............................................................           5,960           *
John R. Rettberg(7)................................................................           5,960           *
J. Anthony Smith(8)................................................................         760,944            9.8%
Anthony G. Banks(8)................................................................         758,936            9.7%
Philip D.C. Collins(8).............................................................         758,940            9.7%
Michael J.C.C. Rutherford(8).......................................................         758,936            9.7%
Alice Spradley(9)..................................................................         428,926            5.5%
James M. Bornhorst(10).............................................................         221,656            2.8%
Loren J. Haas (11).................................................................          19,386           *
Michael P. Herman (12).............................................................          19,459           *
T. Clay Powers(13).................................................................          10,803           *
The Prudential Insurance Company of America(14)....................................         827,900           10.6%
David W. Alley(15).................................................................          36,492           *
All current directors and executive officers as a group (18 persons)(16)...........       3,136,196           40.0%

------------------------

*   Less than one percent.

(1) Except as otherwise indicated, each person named above has sole voting power and investment power with respect to such Common Stock.

(2) Includes 45,164 shares held by Brutsche Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, 831 shares held by the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP") for the benefit of Mr. Brutsche and 23,333 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

(3) The address of Messrs. Clark and Maxson is 3738 Oak Lawn, Suite 102, Dallas, Texas 75219.

(4) Includes 587,389 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, 3,764 shares held by Mr. Clark's wife and 2,400 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Clark disclaims beneficial ownership of the shares owned by his wife.

(5) Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee, and 2,400 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Maxson disclaims beneficial ownership of such shares held by the trust.

(6) Includes 960 shares issuable upon exercise of stock options exercisable within 60 days.

(7) Includes 960 shares issuable upon exercise of stock options exercisable within 60 days.

(8) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Walbrook Trustees (Jersey) Ltd., Re: G45 ("G45"), Walbrook Trustees (Jersey) Ltd., Re: G46 ("G46"), Walbrook Trustees (Jersey) Ltd.,
    Re: G47 ("G47") and Walbrook Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. Ashtray Music Ltd. holds 292,059 shares which are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares. Of the shares held by Mr. Smith, 2,000 are issuable upon exercise of stock options exercisable within 60 days. The address of Messrs. Banks, Collins, Rutherford and Smith is 25 Ives Street, London SW3 2ND England.

(9) The number of shares is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998. Includes 56,192 shares held by The Walter & Alice Spradley Family Trust, 176,767 shares held by The Walter & Alice Spradley Living Trust-Marital Trust #1, 56,192 shares held by The Walter & Alice Spradley Living Trust-Marital Trust #2A and 139,775 shares held by The Walter & Alice Spradley Living Trust-Marital Trust #2B. Alice Spradley is the trustee of all of such trusts. Mrs. Spradley's address is 3131 McKinney Avenue, Suite 490, Dallas, Texas 75204.

(10) Includes 713 shares held by the ESOP for the benefit of Mr. Bornhorst.

(11) Includes 568 shares held by the ESOP for the benefit of Mr. Haas.

(12) Includes 641 shares held by the ESOP for the benefit of Mr. Herman.

(13) Includes 713 shares held by the ESOP for the benefit of Mr. Powers.

(14) The number of shares is based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 9, 1998. The Prudential Insurance Company of America's address is 751 Broad Street, Newark, New Jersey 07102-3777.

(15) Prior to his departure in the fiscal year ending September 30, 1998, Mr. Alley served as Executive Vice President-International Operations of Vari-Lite. Includes 831 shares held by the ESOP for the benefit of Mr. Alley.

(16) Includes 5,779 shares held by the ESOP for the benefit of some of such persons and 32,053 shares issuable upon exercise of stock options exercisable within 60 days.

                               QUORUM AND VOTING

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. Broker non-votes are not included in vote totals and, as such, will have no effect on any proposal. The holders of outstanding Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

    Two Class II directors are to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2002 or until their respective successors are duly elected and qualified. Set forth below is certain information concerning the persons nominated for election as directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

CLASS II NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2002:

JAMES H. CLARK, JR.

    James H. Clark, Jr., 62, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of all of the Company's subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988, and serves as Chairman of the Board of Texas Freezer Co. Mr. Clark's son is married to the daughter of Mr. C. Vincent Prothro.

JOHN R. RETTBERG

    John R. Rettberg, 61, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrop Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

    The present directors of the Company whose terms will expire after 1999 are as follows:

CLASS III DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2000:

H.R. BRUTSCHE III

    H.R. Brutsche III, 54, is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Brutsche has served as Chairman of the Board, President and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board of Vari-Lite Europe Holdings, Ltd. ("VLEH"), Vari-Lite Production Services, Ltd. ("Vari-Lite Europe") and Brilliant Stages Ltd. ("Brilliant Stages") and as President and Chief Executive Officer of Vari-Lite, Inc. ("Vari-Lite").

J. ANTHONY SMITH

    J. Anthony Smith, 53, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of all of the Company's subsidiaries. Mr. Smith has been the Managing Director of

Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 20 years, and Ives Street Developments Limited, a property management company, for more than five years.

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2001:

JOHN D. MAXSON

    John D. Maxson, 58, is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Maxson has served as Chairman of the Board of Showco, Inc. ("Showco") for more than 25 years and as Chairman of IGNITION! Creative Group, Inc. ("Ignition") since its inception in September 1994.

C. VINCENT PROTHRO

    C. Vincent Prothro, 56, has been a director of the Company since April 1996. Mr. Prothro has been Chairman of the Board of Dallas Semiconductor Corporation, a manufacturer of electronic chips and chip-based subsystems, since 1984 and its Chief Executive Officer and President since 1989. Mr. Prothro is also a general partner of Southwest Enterprise Associates, L.P., a venture capital fund. Mr. Prothro's daughter is married to Mr. Clark's son.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers and directors of the Company are as follows:

NAME                                                                  POSITION
---------------------------------  ------------------------------------------------------------------------------
H. R. Brutsche III                 Chairman of the Board, President and Chief Executive Officer of the Company
James H. Clark, Jr.                Director of the Company
John D. Maxson                     Director of the Company and Chairman of the Board of Showco and Ignition
J. Anthony Smith                   Director of the Company
C. Vincent Prothro                 Director of the Company
John R. Rettberg                   Director of the Company
James M. Bornhorst                 Vice President and Chief Science Officer of the Company and Vice
                                     President-Advanced Technology and Director of Vari-Lite
Richard W. Bratcher, Jr.           President, Chief Executive Officer and Director of Showco
Brian L. Croft                     Managing Director of VLEH
Bert H. F. De Haes                 General Manager of Vari-Lite Europe and Director of Vari-Lite Europe
                                     International, BV
Loren J. Haas                      Executive Vice President-Vari-Lite Production Services of Vari-Lite
Michael P. Herman                  Vice President-Finance, Chief Financial Officer and Secretary of the Company
Tracy E. Key                       Vice President and Controller of International Operations of the Company
Fuminori Kobayashi                 President and Representative Director of Vari-Lite Asia, Inc. ("Vari-Lite
                                     Asia")
Janis C. Pestinger                 Vice President-Administration and Assistant Secretary of the Company
T. Clay Powers                     Vice President-Product Development and Manufacturing of Vari-Lite and Director
                                     of Showco
J. Scott Thompson                  President, Chief Executive Officer and Director of Ignition
Jerome L. Trojan                   Vice President-Corporate Development and Treasurer of the Company

    Information concerning the business experience of Messrs. Brutsche, Clark, Maxson, Prothro, Rettberg and Smith is provided under "Election of Directors."

    James M. Bornhorst, 53, has been the Vice President and Chief Science Officer of the Company and the Vice President-Advanced Technology of Vari-Lite since October 1995 and a director of Vari-Lite since its inception. Prior to October 1995, Mr. Bornhorst served as Vice President-Engineering of Vari-Lite since 1983 and has been employed since 1972 in various other capacities with Showco and Vari-Lite.

    Richard W. Bratcher, Jr., 38, has been the President and Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and as its shop manager from August 1987 until August 1993. Mr. Bratcher has also served in various other capacities with Showco since 1983.

    Brian L. Croft, 60, has been the Managing Director of VLEH and Vari-Lite Europe since the formation of VLEH and its acquisition of Vari-Lite Europe in March 1994. From 1989 until its acquisition by the Company in March 1994, Mr. Croft was the General Manager and a director of Vari-Lite Europe, which was then an independent VARI*LITE-Registered Trademark- distributor and a subsidiary of the Samuelson Group plc.

    Bert H.F. De Haes, 37, has served as General Manager of Vari-Lite Europe and a director of Vari-Lite Europe International, BV since March 1998. From 1995 to 1997, Mr. De Haes served as Managing

Director of D&D Entertainment Techniques Holding in Brussels, Belgium, a provider of integrated solutions for the entertainment industry. He was Managing Director of CommTech in Vilvoorde, Belgium (a set design and construction company) from 1989 to 1995 and Managing Director of Pittoors Video Team in Mechelen, Belgium (a provider of post-production services for broadcast and industrial video) from 1982 to 1989.

    Loren J. Haas, 40, has been the Executive Vice President-Vari-Lite Production Services of Vari-Lite since December 1997. From February 1995 until December 1997, Mr. Haas was Executive Vice President-North American Operations of Vari-Lite. Prior to that from October 1992 until February 1995, he was General Manager-Dallas of Vari-Lite and was its Marketing Manager from December 1990 until October 1992. Mr. Haas has served in various other capacities with Vari-Lite since 1987.

    Michael P. Herman, 55, joined the Company in June 1993 as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. In January 1997, Mr. Herman ceased acting as Treasurer of the Company. Mr. Herman also serves as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of Vari-Lite, Showco and Ignition. From May 1991 to May 1993, Mr. Herman was the Vice President-Finance and Chief Financial Officer of Barry's Cameras, Inc., a chain of retail camera and video stores.

    Tracy E. Key, 37, has served as Vice-President and Controller of International Operations of the Company since April 1998. From January 1997 to April 1998, Ms. Key served as Controller of International Operations of the Company. Prior to January 1997, Ms. Key served as Manager of Financial Planning and Reporting of the Company since August 1993. From June 1990 to August 1993, Ms. Key served in various financial positions within the Corporate and International Divisions of Occidental Chemical Corp., a division of Occidental Petroleum Corporation.

    Fuminori Kobayashi, 56, has served as Representative Director (the equivalent of chief executive officer) of Vari-Lite Asia since July 1998 and as its President since October 1998. Mr. Kobayashi previously served as a Vice President of Vari-Lite Asia since August 1997. From 1996 to June 1997, Mr. Kobayashi served as General Manager to the Managing Director of the International Marketing Division of Kenwood Corporation ("Kenwood"), and from April 1994 to 1996 served as Kenwood's General Manager of the International Logistics Department in Japan. Kenwood specializes in home and car audio products, test and measuring equipment and telephone and communications equipment. From September 1989 to March 1994, Mr. Kobayashi was the President and Representative Director of Kenwood Electronics France S.A., a wholly owned subsidiary of Kenwood in Japan.

    Janis C. Pestinger, 47, has been Vice President-Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President-Administration of Vari-Lite since December 1993 and for more than three years prior to that as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite and Showco since 1979.

    T. Clay Powers, 39, has been the Vice President-Product Development and Manufacturing of Vari-Lite since July 1996. Prior to that he served as the President and Chief Executive Officer of Showco since April 1992. Mr. Powers also has served as a director of Showco since December 1990. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Showco and from January 1990 to January 1991 Mr. Powers served as its Vice President-Internal Operations. Mr. Powers has served in various other capacities with Showco since 1982.

    J. Scott Thompson, 46, has served as President and Chief Executive Officer of Ignition since October 1994 and as a director of Ignition and its predecessor since January 1992. Prior to October 1994, Mr. Thompson was a Vice President of Showco since 1987 and served in various capacities with Showco since 1978.

    Jerome L. Trojan, 33, has served as Vice President-Corporate Development of the Company since April 1998 and Treasurer of the Company since January 1997. Prior to that, he served as Manager-Financial Analysis since joining the Company in May 1995. From November 1993 to May 1995, Mr. Trojan served as the Manager of Financial Analysis and Accounting for Heartland Capital Partners, LLP, a private venture capital fund. From January 1989 to October 1993, Mr. Trojan served in various positions with Deloitte & Touche LLP, including Audit Manager immediately prior to his departure.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to the Company's Named Executive Officers as of the end of the fiscal year ended September 30, 1998 for services rendered to the Company during each of the three fiscal years then ended.

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION
                                                               ------------------------------------------
                                                    FISCAL                                 OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                          YEAR       SALARY($)    BONUS($)    COMPENSATION($)   COMPENSATION($)
------------------------------------------------  -----------  -----------  -----------  ----------------  ----------------
H.R. Brutsche III...............................        1998    $ 507,763       --         $  167,000(1)     $  49,574(2)
  Chairman of the Board, Chief Executive                1997    $ 466,014    $  51,864     $  167,000(1)     $  48,180(2)
    Officer and President of the Company                1996    $ 433,008    $  48,713     $  167,000(1)     $  45,259(2)

James M. Bornhorst..............................        1998    $ 166,258       --              --           $   6,793(3)
  Vice President and Chief Science                      1997    $ 154,995    $  10,464          --           $   6,637(3)
    Officer of the Company and Vice                     1996    $ 136,299    $   9,449          --           $   6,374(3)
    President-Advanced Technology of Vari-Lite

T. Clay Powers..................................        1998    $ 161,310       --              --           $   6,505(4)
  Vice President-Product Development                    1997    $ 150,000    $  26,250          --           $   6,222(4)
    and Manufacturing of Vari-Lite                      1996    $ 127,267    $  10,500          --           $   6,849(4)

Loren J. Haas...................................        1998    $ 158,281       --              --           $   6,182(5)
  Executive Vice President-Vari-Lite                    1997    $ 123,445    $  24,075          --           $   5,286(5)
  Production Services of Vari-Lite                      1996    $ 107,559    $   7,473          --           $   4,746(5)

Michael P. Herman...............................        1998    $ 139,489       --              --           $   5,912(6)
  Vice President-Finance, Chief Financial               1997    $ 129,693    $  19,672          --           $   5,667(6)
    Officer and Secretary of the Company                1996    $ 122,028    $   8,775          --           $   4,630(6)

David W. Alley(7)...............................        1998    $ 195,030       --              --           $   3,485(8)
                                                        1997    $ 163,506    $  10,209          --           $   6,787(8)
                                                        1996    $ 154,500    $  11,513          --           $   6,660(8)

------------------------------

(1) These amounts were paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement (as hereinafter defined). See "Executive Compensation--Director Compensation."

(2) These amounts include $3,727, $3,542 and $3,292 in the fiscal years ended September 30, 1998, 1997, and 1996, respectively, which were paid on behalf of Mr. Brutsche for the Policies (as hereinafter defined) pursuant to the Split-Dollar Agreements (as hereinafter defined); $22,525, $22,525 and $20,725 for a term life insurance policy maintained on the life of Mr. Brutsche for fiscal 1998, fiscal 1997 and fiscal 1996, respectively; $15,685, $14,866 and $13,817 which were paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in fiscal 1998, fiscal 1997 and fiscal 1996, respectively; $5,000, $4,610 and $4,620 which were contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan in fiscal 1998, fiscal 1997 and fiscal 1996, respectively; and $2,637 (estimated), $2,637 and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsche in fiscal 1998, fiscal 1997 and fiscal 1996, respectively. See "Executive Compensation-- Employment Agreements."

(3) These amounts include $4,156, $4,000 and $3,756 which were contributed by the Company on behalf of Mr. Bornhorst to the Company's 401(k) plan in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, and $2,637(estimated), $2,637 and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Bornhorst in fiscal 1998, fiscal 1997 and fiscal 1996, respectively.

(4) These amounts include $4,033, $3,750 and $4,231 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, and $2,472 (estimated), $2,472 and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in fiscal 1998, fiscal 1997 and fiscal 1996, respectively.

(5) These amounts include $3,957, $3,061 and $2,689 which were contributed by the Company on behalf of Mr. Haas to the Company's 401(k) plan in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, and $2,225 (estimated), $2,225 and $2,057 worth of Common Stock held in the ESOP which was allocated to Mr. Haas in fiscal 1998, fiscal 1997 and fiscal 1996, respectively.

(6) These amounts include $3,487, $3,242 and $2,292 which were contributed by the Company on behalf of Mr. Herman to the Company's 401(k) plan in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, and $2,425 (estimated), $2,425 and $2,338 worth of Common Stock held in the ESOP which was allocated to Mr. Herman in fiscal 1998, fiscal 1997 and fiscal 1996, respectively.

(7) Mr. Alley's employment with the Company terminated during the fiscal year ended September 30, 1998. Prior to his departure, Mr. Alley served as Executive Vice President-International Operations of Vari-Lite.

(8) These amounts include $849, $4,150 and $3,855 which were contributed by the Company on behalf of Mr. Alley to the Company's 401(k) plan in the fiscal years ended September 30, 1998, 1997 and 1996, respectively, and $0, $2,637 and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Alley in fiscal 1998, fiscal 1997 and fiscal 1996, respectively.

SUMMARY OF OPTION GRANTS

    The following table provides certain summary information concerning grants of options to the Named Executive Officers of the Company during the 1998 fiscal year:

                                                  NUMBER OF
                                                 SECURITIES     % OF TOTAL
                                                 UNDERLYING   OPTIONS GRANTED    EXERCISE                  GRANT DATE
                                                   OPTIONS    TO EMPLOYEES IN    PRICE PER    EXPIRATION    PRESENT
NAME                                             GRANTED(#)     FISCAL YEAR      SHARE($)        DATE      VALUE $(1)
-----------------------------------------------  -----------  ---------------  -------------  -----------  ----------
H.R. Brutsche III..............................      41,665           7.87%      $   13.20      10/15/02   $  169,018
                                                     33,335           6.30%      $   12.00      10/15/07   $  150,491

James M. Bornhorst.............................      25,000           4.72%      $   12.00      10/15/07   $  112,863

T. Clay Powers.................................      25,000           4.72%      $   12.00      10/15/07   $  112,863

Loren J. Haas..................................      25,000           4.72%      $   12.00      10/15/07   $  112,863

Michael P. Herman..............................      21,000           3.97%      $   12.00      10/15/07   $   94,805

David W. Alley(2)..............................      20,000           3.78%      $   12.00      10/15/07   $   90,290

------------------------

(1) The grant date present value was determined using a Black-Scholes option pricing model with the following assumptions: dividend yield of zero; volatility of 30%; risk-free interest rate of 6%; and expected life of five years.

(2) Mr. Alley's employment with the Company terminated during the fiscal year ended September 30, 1998. As a result, as of September 30, 1998, all of the options granted to Mr. Alley had been forfeited.

TEN-YEAR OPTION REPRICING

    The following table sets forth information with respect to the Named Executive Officers concerning option repricing, which was effected after the end of fiscal 1998.

                                                                                                        LENGTH OF
                                           SECURITIES                                                   ORIGINAL
                                           UNDERLYING    MARKET PRICE     EXERCISE                     OPTION TERM
                                            NUMBER OF     OF STOCK AT   PRICE AT TIME                 REMAINING AT
                                             OPTIONS        TIME OF     OF REPRICING                     DATE OF
                                           REPRICED OR   REPRICING OR   OR AMENDMENT   NEW EXERCISE   REPRICING OR
NAME                             DATE      AMENDED (#)   AMENDMENT ($)       ($)         PRICE($)       AMENDMENT
-----------------------------  ---------  -------------  -------------  -------------  -------------  -------------
H.R. Brutsche III............     --           --             --             --             --             --
James M. Bornhorst...........   11/02/98       25,000      $    3.75      $   12.00      $    3.75        9 years
T. Clay Powers...............   11/02/98       25,000      $    3.75      $   12.00      $    3.75        9 years
Loren J. Haas................   11/02/98       25,000      $    3.75      $   12.00      $    3.75        9 years
Michael P. Herman............   11/02/98       21,000      $    3.75      $   12.00      $    3.75        9 years

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company or any of its subsidiaries is paid an annual fee of $20,000, plus $1,000 for each meeting of the Board of Directors or a Committee of the Board of Directors attended. The Company also pays all transportation and lodging costs for directors to attend meetings of the Board of Directors and its Committees. Each of Messrs. Clark, Maxson and Smith also receives $10,000 annually plus $250 per meeting for serving as a director of Vari-Lite, $5,000 annually plus $62.50 per meeting for serving as a director of VLEH, $4,000 annually plus $125 per meeting for serving as a director of Showco, $4,000 annually plus $62.50 per meeting for serving as a director of each of Vari-Lite Europe and Theatre Projects, $3,000 annually plus $125 per meeting for serving as a director of each of Vari-Lite Asia, Ignition and I.R. Sub, Inc. (formerly known as Irideon, Inc.) and $3,000 annually plus $62.50 per meeting for serving as a director of Brilliant Stages.

    On October 16, 1997, pursuant to the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Omnibus Plan"), options to purchase 12,000 shares of Common Stock were granted to each of Messrs. Clark and Maxson, options to purchase 10,000 shares were granted to Mr. Smith and options to purchase 4,800 shares were granted to each of Messrs. Prothro and Rettberg. The exercise price each of these options was $12.00 per share. The options vest in five equal annual installments of 20%, commencing with the first anniversary of the date of grant. Any options to be granted to non-employees directors under the Omnibus Plan must be granted by the entire Board of Directors.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, each of the Deferred Compensation Agreements was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. As of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

EMPLOYMENT AGREEMENT

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with H. R. Brutsche III, Chairman of the Board, President and Chief Executive Officer of the Company. The initial term of the Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Employment Agreement) or upon the occurrence of a change of control (as defined in the Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Executive Compensation--Director Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1998, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Prothro and Rettberg. Each of Messrs. Prothro and Rettberg is an independent director.

    Mr. Smith has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that Mr. Smith will be available to provide consulting services to the Company in consideration for the Company's payment to Mr. Smith of an annual consulting fee of $20,000, payable monthly. The Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, Mr. Smith will receive the full consulting fee he would have received through the remainder of the three-year term.

    Mr. Smith has also entered into the Deferred Compensation Agreement with the Company, dated as of July 1, 1995, pursuant to which he receives $167,000 annually for six years, payable monthly. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

REPORT OF THE COMPENSATION COMMITTEE AND OMNIBUS COMMITTEE ON EXECUTIVE
  COMPENSATION

    The principal elements of compensation provided to the executive officers of the Company, including Mr. H.R. Brutsche III, the Chairman of the Board, President and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Company's Annual Incentive Plan if performance exceeds targeted levels. Options granted under the Company's Omnibus Plan are also utilized as a component of compensation.

    Mr. Brutsche is entitled to receive a minimum annual salary of $433,000 pursuant to the Employment Agreement. Subject to this minimum, Mr. Brutsche's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Brutsche was paid $507,763 during the fiscal year ended September 30, 1998 as base salary. In addition, Mr. Brutsche receives additional annual compensation of $167,000 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003.

    The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets or in the discretion of the Omnibus Committee, or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance.

    In order to link executive compensation to the enhancement of stockholder value and to satisfy the desire of the Compensation Committee and Omnibus Committee to insure the retention of key senior executives, during the fiscal year ending September 30, 1998, the Omnibus Committee approved a repricing program of the options previously granted under the Omnibus Plan to all optionees other than Mr. Brutsche and the directors of the Company. The repricing of outstanding options was approved by the Omnibus Committee in recognition of the fact that the Company's stock price had dropped to a level significantly below the exercise prices of options granted less than 12 months earlier. The Omnibus Committee determined the decrease was to some extent industry-related, but in any case reflected the Company's surprisingly poor operating results in fiscal 1998. The Omnibus Committee believed it to be important to the Company's long-term success to ensure that the options previously granted provided a meaningful opportunity to the option holders to realize a financial reward if they are successful in enhancing stockholder value by helping to restore the market price of the Common Stock to its prior levels. Accordingly, on November 2, 1998, the Omnibus Committee approved new exercise prices of $3.75 per share (the market value of the Common Stock on the date the stock options were repriced) with respect to options granted to employees (other than Mr. Brutsche) prior to the repricing date. As a condition to the repricing of the options, the option holders agreed not to exercise their options for one year.

    The Compensation Committee and Omnibus Committee believe that the Annual Incentive Plan, ESOP, the Vari-Lite International, Inc. Employees' Stock Equivalence Plan and Omnibus Plan enable the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing a portion of the compensation of its executives on achievement of defined Company goals and improved stock price performance will properly motivate management and lead to increased profitability.

    Because the Common Stock did not become publicly traded until October 16, 1997, the Omnibus Plan and the Annual Incentive Plan will not be subject to
Section 162(m) of the Internal Revenue Code of 1986, as amended, until the Company's annual meeting of stockholders in 2001 or such earlier time as a material modification is made to these compensation plans. At such time, to the extent that these compensation plans can be exempt from Section 162(m), the Company will determine if it is necessary to institute procedures to permit the exemption.

COMPENSATION                   OMNIBUS
COMMITTEE                      COMMITTEE

J. Anthony Smith               C. Vincent Prothro
C. Vincent Prothro             John R. Rettberg
John R. Rettberg

    In accordance with the rules and regulations of the Securities and Exchange Commission, the foregoing report of the Compensation Committee and Omnibus Committee and the performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return of the Common Stock for the period from October 16, 1997, the date of the Company's initial public offering, to September 30, 1998, with the cumulative total return of the Russell 2000 Index and the Standard & Poor's Entertainment Index from September 30, 1997 to September 30, 1998. The graph assumes an investment of $100.00 on October 16, 1997 or September 30, 1997, respectively, and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             VARI-LITE INTERNATIONAL, INC.      RUSSELL 2000       S & P ENTERTAINMENT
10/16/97                                  100              100                        100
9/30/98                                 22.92            82.55                     126.91

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    The Board of Directors of the Company met four times during the fiscal year ended September 30, 1998. Each director attended at least 75% of the called meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

EXECUTIVE COMMITTEE

    The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met 11 times during the fiscal year ended September 30, 1998 and took action on one additional occasion by unanimous written consent.

AUDIT COMMITTEE

    The Audit Committee is composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for (a) reviewing the scope of, and the fees for, the annual audit, (b) reviewing with the independent auditors the Company's accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls and
(e) being available to the independent auditors for consultation purposes. The Audit Committee met one time during the fiscal year ended September 30, 1998.

COMPENSATION COMMITTEE

    The Compensation Committee is composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met two times during the fiscal year ended September 30, 1998.

OMNIBUS COMMITTEE

    The Omnibus Committee is composed of Messrs. Prothro and Rettberg, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee met four times during the fiscal year ended September 30, 1998 and took action on three additional occasions by unanimous written consent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the equity securities of the Company to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the equity and derivative securities of the Company. Based solely on its review of copies of such reports received or written representations from such officers, directors and persons who own more than ten percent of the equity of the Company, the Company believes that all Section 16(a) filing requirements applicable to such individuals were complied with during the fiscal year ending September 30, 1998.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

    During the fiscal year ended September 30, 1998, Philip D.C. Collins, who beneficially owns more than five percent of the Common Stock of the Company paid $819,000 and the musical group Genesis, of which Anthony G. Banks and Michael J.
C. C. Rutherford are members, paid $1,484,000 to the Company for the rental of automated lighting products and other services for use in his concert tours. Hit & Run Music Limited, a corporation owned by J. Anthony Smith, manages Mr. Collins and Genesis. The Company believes that the terms of the above transactions were at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated third party.

    In addition, certain directors of the Company receive deferred compensation and consulting payments. See "Executive Compensation--Director Compensation."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

                            STOCKHOLDERS' PROPOSALS

    Any stockholder who may wish to present a proposal for consideration at the 2000 annual meeting of stockholders must submit the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement not later than September 22, 1999. That proposal must comply with
Section 8 of Article II of the Company's By-Laws and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the 2000 annual meeting of stockholders to reject any proposal submitted for that meeting after September 22, 1999 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                 MISCELLANEOUS

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies on such matters will vote the shares of Common Stock represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

    The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

    The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 1998, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

    THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY ANNUAL REPORT ON FORM 10-K

FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998. EXHIBITS TO THE FORM 10-K ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY'S COST IN PROVIDING SUCH EXHIBITS OR ON THE INTERNET AT HTTP://WWW.SEC.GOV. ADDITIONAL COPIES OF THE 1998 ANNUAL REPORT TO STOCKHOLDERS MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, VARI-LITE INTERNATIONAL, INC., 201 REGAL ROW, DALLAS, TEXAS 75247.

                                          By Order of the Board of Directors

                                          /S/ MICHAEL P. HERMAN
                                          Michael P. Herman
                                          SECRETARY

Dallas, Texas
January 19, 1998

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                            VARI-LITE INTERNATIONAL, INC.

     The undersigned (i) acknowledges receipt of the Notice dated January 19, 1999, of the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held on February 26, 1999, at 10:00 a.m., local time, at the offices of the Company at 201 Regal Row, Dallas, Texas 75247, and the Proxy Statement in connection therewith; and (ii) appoints H.R. Brutsche III and Michael P. Herman, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on January 12, 1999, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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 THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES      Please mark   /X/
 HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO     your votes as
 SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS       indicated in
 ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF       this example
 THEM MAY LAWFULLY DO BY VIRTUE HEREOF.



1. Proposal to elect two Class II directors to serve until the annual meeting of stockholders to be held in 2002 or until their respective successors are elected and qualified.


    FOR all nominees              WITHHOLD              Nominees: James H.
  listed to the right             AUTHORITY             Clark, Jr. and John R.
   (except as marked      to vote for all nominees      Rettberg
    to the contrary)         listed to the right
          / /                        / /


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

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2.   In the discretion of the proxies on any other matters that may properly come before the meeting or any postponements or adjournments thereof.

          FOR  AGAINST   ABSTAIN
          / /    / /       / /

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.


                                       Dated: ____________________________, 1999


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                                               Signature of Stockholder

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                                               Signature of Stockholder

                                       -----------------------------------------
                                                Title, if applicable

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